EXHIBIT 21

                               HOWELL CORPORATION

                             Parent and Subsidiaries



                                December 31, 2001

     The following is a list of all significant operating subsidiaries of the Company on December 31, 2001. Each of the subsidiaries is included in the Company's Consolidated Financial Statements.



                                                                Percentage of
                                                              Voting Securities
                                            Jurisdiction of         Held by
                                             Incorporation     Immediate Parent
                                             -------------     ----------------
   Howell Corporation .....................   Delaware                 -

   Howell Petroleum Corporation............   Delaware               100%

   *Howell Crude Oil Company...............   Delaware               100%

   *Howell Hydrocarbons & Chemicals, Inc...   Delaware               100%

   --------------------------
      *  Discontinued Operations